Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 27, 2018 relating to the financial statements of GreenSky Holdings, LLC, which appears in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-224505) of GreenSky, Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-224505) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA
May 23, 2018